SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C.  20549


                               FORM 8-K


                             CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 13, 1994
                                                ------------------


                     The CIT Group Holdings, Inc.
- ------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)


   Delaware           1-1861                  13-2994534
- ------------------------------------------------------------------
 (State or other     (Commission             (IRS Employer
  jurisdiction of     File Number)             Identification No.)
  incorporation)


                      1211 Avenue of the Americas
                       New York, New York  10036
- ------------------------------------------------------------------


Registrant's telephone number, including area code (212) 536-1950
                                                   ---------------



- ------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5.  Other Events.
         -------------

         See attached press release.

                              SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      THE CIT GROUP HOLDINGS, INC.
                                      ------------------------------
                                             (Registrant)


                                      By /s/ JOSEPH J. CARROLL
                                        ----------------------------
                                        Joseph J. Carroll
                                        Executive Vice President and
                                        Chief Financial Officer

Dated:  January 14, 1994

                                                    NEWS
(THE CIT GROUP, INC. LETTERHEAD)
                                                    Joseph J. Carroll
                                                    Chief Financial Officer
                                                    (201)740-5214





FROM:  THE CIT GROUP HOLDINGS, INC.
       1211 AVENUE OF THE AMERICAS
       NEW YORK, NY  10036


FOR IMMEDIATE RELEASE
- ---------------------

     THE CIT GROUP REPORTS RECORD 1993 NET INCOME OF $182.3 MILLION,
     ---------------------------------------------------------------

                    12.3 PERCENT INCREASE OVER 1992
                    -------------------------------


     NEW YORK, NEW YORK, JANUARY 13, 1994 --- The CIT Group Holdings, Inc., one of the nation's leading asset-based finance companies, today announced record 1993 net income of $182.3 million, an increase of 12.3 percent compared with $162.3 million in 1992. The current year results represent the third consecutive year of record earnings and are the highest earnings in the Corporation's eighty-six year history.

     "CIT had an outstanding year in 1993," said Albert R. Gamper, Jr., president and CEO. "In a year in which we were challenged by high start-up costs associated with our consumer finance operation and the significant impact from the change in our Federal income tax rate, we were able to record our sixth consecutive year of earnings growth," he added.

     "CIT's asset growth in 1993 was strong and our credit quality was excellent. Perhaps more importantly, our profitability was broad-based, confirming the validity of our strategy to continue to develop an organization along multiple business lines. At the end of all the analysis, it still comes down to the quality of people, and the 2500 CIT employees turned out a tremendous effort in 1993. That effort resulted in the growth, the credit quality and the overall performance of CIT," said Gamper. "We are entering 1994 with a good deal of momentum," he continued.

     Other financial highlights for 1993 include:
     - Finance receivables and equipment under operating lease totaled a record $13.4 billion at December 31, 1993, up 9.3 percent from $12.2 billion at year-end 1992. The Corporation's operating units, particularly Industrial Financing and Credit Finance, experienced strong middle market growth in 1993 including a portfolio purchase of approximately $264 million by Industrial Financing in December
1993.
     - Net interest revenue of $673.9 million rose 8.2 percent from $622.8 million in 1992, reflecting the strong growth in financing and leasing assets, and higher fee income in several operating units.
     - Gains on asset sales were $23.9 million in 1993 reflecting a third quarter gain from the securitization of manufactured housing receivables and the sale of assets coming off lease. In 1992, such gains were $13.9 million.
     - Net charge-offs declined to $94.4 million, or .77 percent of average finance receivables, compared to $98.3 million, or .84 percent of average finance receivables in 1992.
     - Operating expenses before the provision for credit losses amounted to $282.2 million, or 2.30 percent of average earning assets, compared to $261.6 million, or 2.30 percent of average earning assets in 1992, reflecting the introduction of the consumer finance operation and normal expense increases. Excluding the consumer finance unit, operating expenses as a percent of average earning assets declined to 2.20 percent in 1993 from 2.28 percent last year, reflecting the corporation's commitment to expense control coupled with the strong asset growth in 1993.
     - Finance receivables past due 60 days or more were $216.1 million (1.71 percent of finance receivables) at December 31, 1993, down from $335.8 million (2.85 percent of finance receivables) at year-end 1992. Past due receivables on nonaccrual status totaled $139.9 million (1.11 percent of finance receivables) at December 31, 1993, compared to $234.2 million (1.99 percent of finance receivables) at year-end 1992.
     - Assets received in the settlement of loans declined to $87.0 million at December 31, 1993, from $93.8 million at December
31, 1992.

The CIT Group Holdings, Inc., one of the nation's largest asset-based lenders, is owned 60 percent by The Dai-Ichi Kangyo Bank, Limited, the largest bank in the world, and 40 percent by Chemical Banking
Corporation, one of the largest bank holding companies in the United
States.

          (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA)

                         THE CIT GROUP HOLDINGS, INC.

                                AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS

                          (DOLLAR AMOUNTS IN THOUSANDS)


                                           YEAR-ENDED DECEMBER 31,
                             ----------------------------------------------
                                 1993     % to AEA       1992      % to AEA
                             -----------  --------   -----------   --------

Interest and fees earned     $ 1,181,914    9.50%*    $ 1,174,796   10.13%*
Interest expense                 508,006    4.00 *        552,017    4.67 *
                             -----------    ----      -----------   -----
Net interest revenue             673,908    5.50          622,779    5.46
                             -----------    ----      -----------   -----
Gains on asset sales              23,945     .20           13,883     .12

Salaries and employee
  benefits                       152,139    1.24          137,914    1.21
Other operating expenses         130,043    1.06          123,721    1.09
                             -----------    ----      -----------   -----
  Operating expenses before
   provision for credit
   losses                        282,182    2.30          261,635    2.30

Provision for credit losses
 on net charge-offs               94,408     .77 **        98,284     .84 **
Provision for credit losses
 for reserve change               10,466     .09            4,891     .04
                             -----------    ----      -----------   -----
  Provision for credit losses    104,874     .86          103,175     .90
                             -----------    ----      -----------   -----

  Total operating expenses       387,056    3.16          364,810    3.20
                             -----------    ----      -----------   -----
Income before provision for
  income taxes and
  extraordinary item             310,797    2.54          271,852    2.38

Provision for income taxes        128,489   1.05          105,311     .92
                              -----------   ----      -----------   -----
Income before extraordinary
  item                            182,308   1.49          166,541    1.46

Extraordinary item-loss on
  early extinguishment of
  debt, net of income tax
  benefit                           -        -             (4,241)  ( .04)
                              -----------   ----       ----------   -----
  Net income                  $   182,308   1.49%      $  162,300    1.42%
                              ===========   ====       ==========   =====
Average financing and
 leasing assets (AEA)         $12,262,902             $11,401,683

Average finance receivables   $12,266,125             $11,675,622

* Excludes interest income and interest expense relating to interest-bearing deposits
** Percent to average finance receivables

                        THE CIT GROUP HOLDINGS, INC.

                            AND SUBSIDIARIES

                       CONSOLIDATED BALANCE SHEETS

                      (DOLLAR AMOUNTS IN THOUSANDS)

                                               DECEMBER 31,    DECEMBER 31,
                                                   1993           1992
                                               ------------    -----------
ASSETS
- ------
FINANCING AND LEASING ASSETS
Finance receivables (net of unearned finance
 income of $1,482,069 and $1,592,049)
CORPORATE FINANCE
Capital Equipment Financing                    $ 4,394,528     $ 4,429,089
Business Credit                                  1,282,133       1,281,283
Credit Finance                                     645,642         545,023
                                              ------------     -----------
                                                 6,322,303       6,255,395
DEALER AND MANUFACTURER FINANCING
Industrial Financing                             3,880,991       3,094,102
Sales Financing                                  1,438,865       1,411,812
                                              ------------     -----------
                                                 5,319,856       4,505,914
COMMERCIAL SERVICES                                981,935       1,010,186
                                              ------------     -----------
Finance receivables                             12,624,094      11,771,495
  Reserve for credit losses                       (169,378)       (158,483)
                                              ------------     -----------
Net finance receivables                         12,454,716      11,613,012

Equipment under operating lease, net               751,901         462,757
                                              ------------     -----------
  Net financing and leasing assets              13,206,617      12,075,769

CASH AND CASH EQUIVALENTS
Cash                                               101,554          89,793
Interest-bearing deposits                             -            610,000
                                              ------------     -----------
  Cash and cash equivalents                        101,554         699,793

OTHER ASSETS                                       420,310         252,866
                                              ------------     -----------
  TOTAL ASSETS                                 $13,728,481     $13,028,428
                                              ------------     -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
DEBT
Commercial paper                               $ 6,516,139     $ 6,173,465
Variable coupon notes                            1,686,500       1,477,830
Fixed rate notes                                 2,392,500       2,479,011
Subordinated fixed rate notes                      200,000         200,000
                                              ------------     -----------
  Total debt                                    10,795,139      10,330,306

Credit balances of factoring clients               521,728         452,606
Accrued liabilities and payables                   324,520         284,427
Deferred Federal income taxes and investment tax
 credits                                           394,859         359,998
                                              ------------     -----------
  Total liabilities                             12,036,246      11,427,337

STOCKHOLDERS' EQUITY
Common stock - authorized, issued and
 outstanding - 1,000 shares                        250,000         250,000
Paid-in capital                                    408,320         408,320
Retained earnings                                1,033,915         942,771
                                              ------------     -----------
  Total stockholders' equity                     1,692,235       1,601,091
                                              ------------     -----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $13,728,481     $13,028,428
                                              ============     ===========

                         THE CIT GROUP HOLDINGS, INC.

                             AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                         (DOLLAR AMOUNTS IN THOUSANDS)


                                                       YEAR ENDED
                                                       DECEMBER 31,
                                               --------------------------
                                                   1993           1992
                                               ----------      ----------
COMMON STOCK
Balance, beginning and end of period           $  250,000      $  250,000
                                               ----------      ----------

PAID-IN CAPITAL
Balance, beginning of period                   $  408,320      $  258,320
Capital contribution from stockholders               -            150,000
                                               ----------      ----------
Balance, end of period                         $  408,320      $  408,320
                                               ----------      ----------

RETAINED EARNINGS
Balance, beginning of period                   $  942,771      $1,011,464
Net income                                        182,308         162,300
Dividends paid-regular                            (91,164)        (80,993)
              -special                               -           (150,000)
                                               ----------      ----------
Balance, end of period                         $1,033,915      $  942,771
                                               ----------      ----------

  Total stockholders' equity                   $1,692,235      $1,601,091
                                               ==========      ==========